As filed with the Securities and Exchange Commission on April 9, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Oaktree Capital Group, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0174894
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-174993 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.

A description of the Class A units representing limited liability company interests (the “Units”) of Oaktree Capital Group, LLC (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-174993) relating to the Units, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Units contained in the Prospectus under the heading “Description of Our Units” is hereby incorporated by reference into this Form 8-A.

Item 2: Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

Date: April 9, 2012	By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Managing Director